Exhibit 99.1

F. Jack Liebau, Jr.

November 10,  2025

Board of Directors
Motorcar Parts of America, Inc.

Attention:	Selwyn Joffe, Chairman
Joseph Ferguson, Lead Independent Director
Barbara Whittaker, Chair, Nominating and Governance Committee

I am writing to resign from the board of directors of Motorcar Parts of America, Inc., effective as of November 10, 2025. There were no disagreements between the company and me related to this resignation.

I appreciate the opportunity to serve on the board and wish the board and the company continued success.

Sincerely,
/s/ F. Jack Liebau, Jr.
F. Jack Liebau, Jr.